UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 10, 2016

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                Completion of Acquisition or Disposition of Assets.

The closing of the transactions contemplated by the previously announced Master Transaction Agreement (the “Master Transaction Agreement”), dated as of April 2, 2016, by and between Tangoe, Inc. (the “Company”) and Vodafone US Inc., d/b/a Vodafone Americas (“Vodafone”), occurred on June 10, 2016.   As a result of the closing, the previously announced Strategic Partnership Agreement (the “Strategic Partnership Agreement”), dated as of April 2, 2016, by and between Company and Vodafone, as subsequently amended, became effective, under which the parties have agreed, among other things, that the Company will service certain of Vodafone’s telecommunications expense management (“TEM”) customers and the Company will be Vodafone’s preferred provider of TEM technology and services to Vodafone’s customers and potential customers worldwide.  At the closing, the Company purchased the contracts of Vodafone’s existing TEM customers who were not placed under the Strategic Partnership Agreement, together with certain related Vodafone assets and technology needed to service both the customers placed under the Strategic Partnership Agreement and the purchased customers, for a purchase price of $4,500,000, $1,125,000 of which was paid at the closing and the remainder of which will be paid in three installments over a period of one year following the closing, and the Company assumed certain related Vodafone liabilities.  The Company also hired a majority of Vodafone’s TEM business employees.

In connection with the closing, and as provided under the Master Transaction Agreement, the Company and Vodafone entered into a Transition Services Agreement under which Vodafone will provide specified transition services to the Company for specified fees, to support the transitioning of the servicing of Vodafone’s TEM customers to the Company.  Under the Transition Services Agreement Vodafone paid to the Company $3,000,000 in cash at the closing and agreed to pay to the Company an additional $6,000,000 in cash in four installments over a period of one year following the closing.

Item 9.01.  Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired

The financial statements required by this item relating to the acquisition described under Item 2.01 are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisition.

(b)                                 Pro Forma Financial Information

The pro forma financial information required by this item relating to the acquisition described under Item 2.01 is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisition.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: June 13, 2016	By: :	/s/ Jay Zager

Jay Zager
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Master Transaction Agreement, dated as of April 2, 2016, by and between Tangoe, Inc. and Vodafone US Inc., d/b/a Vodafone Americas (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-35247) filed by the Company on April 6, 2016)

*  Certain exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.